Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Preliminary Prospectus Supplement dated September 9, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 September 11, 2013

Zions Direct Auctions - View Auction 9/11/13, 7:00 AM

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ZIONS BANCORPORATION

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Zions Bancorporation / 15 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Please disregard the yield to maturity because the rate floats during the last 5 years.

Auction Status:	ACCEPTING BIDS
Auction Start:	9/11/2013 9:00 AM EDT
Auction End:	9/12/2013 4:00 PM EDT
Last Update:	9/11/2013 9:00:11 AM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	To be determined in auction
Maturity Date:	9/15/2028

Offering Documents

Auction Details

ISSUE INFORMATION

Call Feature:	Callable
First Call Date:	9/15/2023
First Call Price:	100.000000
Settlement Date:	9/17/2013
First Interest Date:	12/15/2013
Int. Frequency:	Quarterly
Day Basis:	30/360
CUSIP Number:	TBD
Minimum Offering:	$ 75,000,000.00
Maximum Offering:	$ 250,000,000.00
Sizing Phase End:	9/12/2013 12:00 PM EDT
Denomination:	$ 25.00
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.500%
Max. Yield:	7.000%
Fixed Price:	100.000000

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 75,000,000.00
Current Units Offered:	3,000,000
Number of Bidders:	0
Number of Bids:	0
Fixed Price:	100.000000
Current Market-Clearing Yield:	7.000%
Current Yield to Maturity:	7.000%
Current Yield to Call:	7.000%

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

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Zions Direct Auctions - View Auction 9/11/13, 7:00 AM https://www.auctions.zionsdirect.com/auction/11079/summary Page 2 of 2 Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions – Bidding Qualification 9/11/13, 7:01 AM

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ZDTEST :: HOME :: HOME :: AUCTION #11079



Bidding Qualification

ZIONS BANCORPORATION

Zions Bancorporation / 15 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | DBRS:BBH

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

Page 1 of 2

Zions Direct Auctions - Bidding Qualification 9/11/13, 7:01 AM https://www.auctions.zionsdirect.com/auction/11079/bidding_qualification Page 2 of 2 You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions – Bid Page 9/11/13, 7:01 AM

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ZDTEST :: HOME :: HOME :: AUCTION #11079

Bid Page

ZIONS BANCORPORATION

Zions Bancorporation / 15 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Please disregard the yield to maturity because the rate floats during the last 5 years.

Auction Status:	ACCEPTING BIDS
Auction Start:	9/11/2013 9:00 AM EDT
Auction End:	9/12/2013 4:00 PM EDT
Last Update:	9/11/2013 9:01:21 AM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon	To be determined in auction
Maturity Date:	9/15/2028

Offering Documents

▶ Auction Details

ZDTEST

Current Market-Clearing Yield*: 7.000%

AUCTION BIDS	Units	Yield	YTC	YTM	Price	Non-Competitive Bid	Submitted	"In the Money"	Amount Due
1					100.000000	☐			

Bid Row: + -

Bid Limit: $ 1,000,000.00

Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield*: 7.000%

Bidder	Units	Yield	Fixed Price	Timestamp	Potential Award	Potential Amount Due
#30764	10,000	--	100.000000	9/11/2013 9:01:00 AM	10,000 units	$ 250,000.00
#30754	40,000	7.000%	100.000000	9/11/2013 9:00:38 AM	40,000 units	$ 1,000,000.00
				Auction Totals:	50,000 units	$ 1,250,000.00

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Page 1 of 2

Zions Direct Auctions - Bid Page 9/11/13, 7:01 AM https://www.auctions.zionsdirect.com/auction/11079/bid Page 2 of 2 Our Affiliates: Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions – Review & Confirm Bid Submission 9/11/13, 7:01 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® | Auctions

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1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: HOME :: AUCTION #11079

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / 15 Year Corporates

Subordinated Notes | Fixed-to-Floating Rate | May be redeemed in whole or in part any time on or after September 15, 2023 | Kroll BBB- | S&P:BB+ | Fitch:BB+ | DBRS:BBH

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
ZDTEST	1	1 @ 100.000000	6.500%	1 Units	$ 25.00	NEW

Bid Limit: $ 1,000,000.00 — I understand that I could be responsible for up to $ 25.00 on my award.

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated September 9, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation, any underwriter or any dealer participating in this offering will arrange to send you a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Macquarie Capital (USA) Inc. toll-free at 1-888-268-3937 or by visiting Zions Direct's auction website at www.zionsdirect.com.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT® Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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